UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 26, 2012
ETERNITY HEALTHCARE INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53376	75-3268426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8755 Ash Street, Suite 1, Vancouver, British Columbia		V6P 6T3
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(855) 324-1110
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective July 26, 2012, Francine Salari resigned as president and chief executive officer of our company.  Mrs. Salari will remain as our chief financial officer, treasurer, secretary and as a member to our board of directors.  Her resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Mrs. Salari’s resignation, we appointed Hassan Salari, a current member to our board of directors, as president and chief executive officer of our company, effective July 26, 2012.

Hassan Salari

Dr. Salari has been a member to our company’s board of directors since March 16, 2010.  He is an entrepreneur and a scientist.  He has over 25 years’ experience in the biotechnology field, specializing in highly sophisticated research and drug development programs and business development.

Currently, Dr. Salari is chairman of Kedem Pharmaceuticals Inc., formerly Global Health Ventures Inc., a company traded on the OTC Bulletin Board (OTCBB: KDMP).  Prior to this, Dr. Salari was a director of Pacgen Biopharmaceuticals Inc., a public company with its shares listed on the TSX Venture Exchange.  From 1998 to 2007, Dr. Salari was a chief executive officer and president of Chemokine Therapeutics Corp., a company established as a focused biotechnology company to develop chemokine-based therapeutic products for human diseases.  Chemokine was a public company listed on OTC Bulletin Board and the TSX.  From 1992 to 1998, Dr. Salari was a chief executive officer and president of Inflazyme Pharmaceuticals Ltd., a company founded by Dr. Salari.  Dr. Salari maintained the responsibility of managing the company’s business affairs as well as its drug discovery and development programs (focused on allergies and asthma).  While there, he negotiated and closed several licensing deals with biotechnology and pharmaceutical companies.

We appointed Dr. Salari as our company’s president and chief executive officer because of his experience with biotechnology and pharmaceutical companies.

There have been no other transactions since the beginning of its last fiscal year or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which Dr. Salari had or will have a direct or indirect material interest which would be required to be reported herein.  Hassan Salari and Francine Salari are husband and wife.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNITY HEALTHCARE INC.
/s/ Hassan Salari
Hassan Salari
President and Director

Date: July 26, 2012